EXHIBIT 99.1

Press contact:	Financial contact:
Tim Powers	Stacey Fitzgerald
RSA Security Inc.	RSA Security Inc.
(781) 515-6212	(781) 515-6021
tpowers@rsasecurity.com	investor@rsasecurity.com

RSA Security Announces Fourth Quarter and Year End Results

          Company Generates 16% Revenue Growth and Earnings Per Share of $0.10; Financial Results and Guidance to be Discussed on Conference Call Today at 4:30 p.m. E.D.T.

BEDFORD, Mass., January 29, 2004 – RSA Security Inc. (NASDAQ: RSAS), the most trusted name in e-security®, today reported financial results for the fourth quarter ended December 31, 2003.

Revenue for the fourth quarter of 2003 increased 16 percent to $70.7 million, compared with $61.0 million for the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $6.2 million, or $0.10 per diluted share, compared with a net loss of $49.8 million, or ($0.88) per share, for the same period in 2002. The Company’s fourth quarter 2002 net loss included charges of approximately $48 million.

“The fourth quarter capped a year of resurgence for RSA Security, as we recaptured our operating margins, grew total annual revenue 12%, and grew RSA SecurID revenue by 20%,” said Art Coviello, president and chief executive officer of RSA Security. “The improvements we made in 2003 with respect to both our operating effectiveness and product set position us well for growth in 2004.”

Financial Highlights:

•	Revenue: RSA Security’s 16 percent year-over-year revenue growth in the fourth quarter was the result of several factors, especially record RSA SecurID token shipments. The Company also generated a book-to-bill ratio of 1.1 to 1, ended the quarter with more than $15 million in product and services backlog, and increased deferred revenue by $3.4 million during the fourth quarter of 2003. For full year 2003, RSA Security generated revenue of $259.9 million. This is an increase of 12 percent from $232.1 million for the year ended December 31, 2002.

•	Net Income: RSA Security’s net income per share of $0.10 for the fourth quarter of 2003 concluded a year of steady earnings improvement. For full year 2003, the Company posted earnings of $14.8 million, or $0.24 per diluted share, compared with a net loss of $96.8 million, or $1.71 per share, for full year 2002.

•	Cash Position: Cash and cash equivalents increased for the ninth consecutive quarter to $207.3 million on December 31, 2003. This is more than double the Company’s balance of $103.0 million on December 31, 2002.

Operational Highlights:

•	Customer Base: RSA Security shipped product to more than 4,500 customers in the fourth quarter, including 800 new customers. The Company sold products to a broad base of customers across multiple vertical markets in the fourth quarter of 2003. In particular, sales to the financial services, technology and telecommunications sectors grew during the quarter. During 2003, the Company’s customer base grew by 30 percent to almost 14,000 customers worldwide.

•	Key Partnerships: RSA Security continued to add and expand its strategic relationships during the fourth quarter. In November, RSA Security announced a global alliance with Accenture to offer customers a rapidly deployable solution – called the Accelerated I&AM Delivery Solution – to prevent unauthorized access to company computer networks. The solution combines RSA ClearTrust® web access management software with Accenture services and provisioning software from Thor Technologies.

•	Technology Advances: The Company demonstrated progress on its Identity and Access Management strategy in the fourth quarter with the shipment of RSA ClearTrust v5.5 software. Through its Advanced User Management Module, the new release delivers advanced user management capabilities that help relieve administration workload, expedite deployment and lower total cost of ownership. In addition, the software’s Federated Identity Management Module provides the first commercially available Security Assertions Markup Language (SAML) functionality for generating and consuming SAML v1.1 assertions, enabling customers to leverage identities across multiple businesses. RSA ClearTrust v5.5 software, which offers unparalleled integration with Microsoft® platforms, has also been included as part of Microsoft’s Identity and Access Management Technology Adoption Program.

First Quarter Business Outlook

RSA Security’s financial guidance for the first quarter of 2004 assumes no material change in the global IT spending environment. The Company does anticipate some historical seasonality in its first quarter revenue; however, the Company expects the effects of seasonality to be mitigated given RSA Security’s level of backlog entering the first quarter. This guidance is current as of today only, and is based upon the Company’s expectation of an effective tax rate of approximately 20 percent for 2004. RSA Security undertakes no obligation to update its estimates:

•	Total revenue in the range of $68 million to $71 million, or 11 percent to 16 percent year-over-year growth.

•	Diluted earnings per share in the range of $0.06 to $0.09, as compared to $0.03 earnings per share a year ago.

Conference Call Details

In conjunction with this announcement, RSA Security will host a conference call today at 4:30 p.m. (EDT) to discuss the Company’s financial results and provide a business update. To access this call, dial (800) 406-5356 or (913) 981-5572. A replay of this conference call will be available for seven days at (888) 203-1112 or (719) 457-0820. Both live and replay numbers have a passcode of 727319.

In addition, a live webcast of this conference call will be available on the “Investor” page of the Company’s web site. A replay of this webcast will be available for approximately three months.

About RSA Security Inc.

With almost 14,000 customers around the globe, RSA Security provides interoperable solutions for establishing online identities, access rights and privileges for people, applications and devices. Built to work seamlessly and transparently in complex environments, the Company’s comprehensive portfolio of identity and access management solutions — including authentication, Web access management and developer solutions — is designed to allow customers to confidently exploit new technologies for competitive advantage. RSA Security’s strong reputation is built on its history of ingenuity and leadership, proven technologies and long-standing relationships with more than 1,000 technology partners. For more information, please visit www.rsasecurity.com.

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RSA, ACE/Server, BSAFE, ClearTrust, SecurID and The Most Trusted Name in e-Security are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security’s financial guidance for the first quarter of 2004. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Annual Report on Form 10-K filed on March 26, 2003 and Quarterly Report on Form 10-Q filed on October 31, 2003.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002

Revenue
Products	$53,234	$44,716	$193,664	$168,954
Maintenance and professional services	17,504	16,305	66,202	63,130

Total revenue	70,738	61,021	259,866	232,084

Cost of revenue
Products	8,906	11,193	32,336	35,772
Maintenance and professional services	5,166	5,562	20,877	22,207
Impairment of technology related intangible assets (1)	—	14,333	—	14,333
Amortization of technology related intangible assets (1)	—	1,647	—	6,587

Total cost of revenue	14,072	32,735	53,213	78,899

Gross profit	56,666	28,286	206,653	153,185

Costs and expenses
Research and development	14,081	12,770	53,629	55,061
Marketing and selling	24,910	23,367	94,298	100,673
General and administrative	7,875	7,723	33,776	30,256
Restructurings	—	26,233	—	56,036
Impairment of intangible assets (1)	—	4,807	—	4,807
Amortization of intangible assets (1)	—	890	—	3,337

Total	46,866	75,790	181,703	250,170

Income (loss) from operations	9,800	(47,504)	24,950	(96,985)
Interest expense and other	(2,452)	(2,547)	(7,962)	(8,778)
(Loss) income from investing activities	80	(12,389)	1,568	(30,937)

Income (loss) before provision (benefit) for income taxes	7,428	(62,440)	18,556	(136,700)
Provision (benefit) for income taxes	1,214	(12,597)	3,720	(39,876)

Net income (loss)	$6,214	$(49,843)	$14,836	$(96,824)

Basic earnings (loss) per share
Per share amount	$0.10	$(0.88)	$0.25	$(1.71)

Weighted average shares	60,375	56,823	58,758	56,621

Diluted earnings (loss) per share
Per share amount	$0.10	$(0.88)	$0.24	$(1.71)

Weighted average shares	60,375	56,823	58,758	56,621
Effect of dilutive equity instruments	3,985	—	3,546	—

Adjusted weighted average shares	64,360	56,823	62,304	56,621

(1) Impairment of technology related intangible assets and amortization of technology related intangible assets has been reclassified from operating expense to cost of revenue for the three and twelve months ended December 31, 2002.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$207,323	$103,030
Accounts receivable (less allowance for doubtful accounts of $1,849 in 2003 and $2,494 in 2002)	33,310	35,666
Inventory	4,011	2,334
Prepaid expenses and other assets	7,912	5,567
Refundable income taxes	11,062	57,643
Deferred taxes	2,942	3,829

Total current assets	266,560	208,069

Property and equipment, net	68,149	73,376
Other assets
Goodwill, net	189,260	192,629
Investments	—	1,400
Other	5,608	7,374

Total other assets	194,868	201,403

Total assets	$529,577	$482,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Convertible debentures	$78,877	—
Accounts payable	8,021	$6,966
Accrued payroll and related benefits	16,246	11,256
Accrued expenses and other liabilities	18,955	17,543
Current portion of accrued restructurings	9,043	11,601
Income taxes accrued and payable	29,128	33,484
Deferred revenue	34,625	33,170

Total current liabilities	194,895	114,020

Deferred taxes, long-term	7,046	1,592
Accrued restructurings, long-term	18,861	26,325
Convertible debentures	—	77,477

Total liabilities	220,802	219,414

Stockholders’ equity	308,775	263,434

Total liabilities and shareholders’ equity	$529,577	$482,848

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002

Cash flows from operating activities
Net income (loss)	$6,214	$(49,843)	$14,836	$(96,824)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,585	3,977	13,223	16,612
Amortization of intangible assets	—	2,537	—	9,924
Tax benefit from exercise of stock options	5,485	328	5,485	328
Non cash restructuring	—	4,161	—	9,242
Amortization of convertible debentures deferred financing costs	401	407	1,605	1,611
Non cash warrant accretion	352	346	1,400	1,375
(Income) loss from investing activities	(34)	483	(1,542)	2,249
Investment valuation and impairment	(46)	11,907	(26)	28,689
Impairment of intangible assets	—	19,140	—	19,140
Deferred taxes	14	5,104	—	2,204
Increase (decrease) in cash from changes in:
Accounts receivable	(3,624)	44	2,857	22,782
Inventory	(43)	3,247	(1,676)	6,923
Prepaid expenses and other assets	(2,884)	1,674	(846)	5,482
Accounts payable	1,281	(3,577)	916	(198)
Accrued payroll and related benefits	3,087	1,817	4,201	(472)
Accrued expenses and other liabilities	2,708	4,774	1,170	3,037
Accrued restructurings	(2,267)	16,123	(9,781)	27,566
Refundable income taxes and income taxes accrued and payable	(4,996)	(19,024)	48,482	(21,459)
Deferred revenue	4,515	2,365	1,202	3,825

Net cash provided by operating activities	13,748	5,990	81,506	42,036

Cash flows from investing activities
Proceeds from sale of marketable securities	—	—	—	1,150
Purchases of property and equipment	(1,370)	378	(4,247)	(4,665)
Sales of investments	32	117	3,041	317
Acquisitions and related proceeds (costs)	—	2,687	3,370	(997)
Other	(2,187)	(264)	(1,377)	(117)

Net cash (used for) provided by investing activities	(3,525)	2,918	787	(4,312)

Cash flows from financing activities
Proceeds from exercise of stock options and purchase plans	4,311	423	20,802	3,961
Other	—	—	—	(18)

Net cash provided by financing activities	4,311	423	20,802	3,943

Effect of exchange rate changes on cash and cash equivalents	1,606	1,492	1,198	(583)

Net increase in cash and cash equivalents	16,140	10,823	104,293	41,084
Cash and cash equivalents, beginning of period	191,183	92,207	103,030	61,946

Cash and cash equivalents, end of period	$207,323	$103,030	$207,323	$103,030

Supplemental Financial Data
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	Dec 31,	March 31,	June 30,	Sept 30,	Dec 31,
	2002	2003	2003	2003	2003

Revenue
Enterprise solutions	$52,941	$55,412	$58,335	$57,114	$64,878
Developer solutions	8,080	5,852	5,067	7,348	5,860

Total	$61,021	$61,264	$63,402	$64,462	$70,738

Enterprise solutions	87%	90%	92%	89%	92%
Developer solutions	13%	10%	8%	11%	8%

Total	100%	100%	100%	100%	100%

Products	$44,716	$45,557	$47,063	$47,810	$53,234
Maintenance and professional services	16,305	15,707	16,339	16,652	17,504

Total	$61,021	$61,264	$63,402	$64,462	$70,738

Products	73%	74%	74%	74%	75%
Maintenance and professional services	27%	26%	26%	26%	25%

Total	100%	100%	100%	100%	100%

Domestic	$35,796	$37,927	$37,445	$37,581	$42,069
International	25,225	23,337	25,957	26,881	28,669

Total	$61,021	$61,264	$63,402	$64,462	$70,738

Domestic	59%	62%	59%	58%	59%
International	41%	38%	41%	42%	41%

Total	100%	100%	100%	100%	100%

Statements of Operations Data
Gross profit (2)	$28,286	$48,082	$50,380	$51,524	$56,666
Gross margin (2)	46.4%	78.5%	79.5%	79.9%	80.1%
Total operating expenses (2)	$75,790	$45,076	$44,808	$44,953	$46,866
(Loss) income from operations	$(47,504)	$3,006	$5,572	$6,571	$9,800
Operating margin	(77.8)%	4.9%	8.8%	10.2%	13.9%
Interest expense and other	$(2,547)	$(1,850)	$(1,869)	$(1,790)	$(2,452)
(Loss) income from investing activities	$(12,389)	$1,515	$47	$(74)	$80
(Benefit) provision for income taxes	$(12,597)	$927	$520	$1,059	$1,214
Net (loss) income	$(49,843)	$1,744	$3,230	$3,648	$6,214
Diluted (loss) earnings per share	$(0.88)	$0.03	$0.05	$0.06	$0.10
Other Financial Data
Gross margin – products (2)	39.2%	82.3%	83.8%	83.8%	83.2%
Gross margin – maintenance and professional services	65.9%	67.4%	67.0%	68.8%	70.5%
Authenticators shipped	631,000	699,000	744,000	764,000	829,000
Average selling price per authenticator	$43	$42	$42	$41	$42
Cash and cash equivalents	$103,030	$115,416	$129,432	$191,183	$207,323
Deferred revenue balance	$33,170	$31,129	$32,514	$31,186	$34,626
Book to bill ratio	1.1	1.0	1.1	1.0	1.1
Day sales outstanding (DSO)	54	42	38	44	43
Current ratio	1.8	1.9	2.0	2.1	1.4
Debt to equity ratio	0.3	0.3	0.3	0.3	0.3

(2)  Gross profit, gross margin and gross margin - products reflect the reclassification of amortization of technology related intangible assets of $1,647 from operating expense to cost of revenue for the three months ended December 31, 2002, and also reflects the reclassification of impairment of intangible assets of $14,333 from operating expense to cost of revenue expense for the three months ended December 31, 2002.

Supplemental Financial Data (continued)
(Unaudited)
(In thousands, except per share data)

Over the past year, RSA Security has increased its focus on core operations and divested itself of substantially all of its investments held in RSA Capital. As a result, the Company will no longer be reporting non-GAAP results. However, the Company has provided the following historical data in order to reconcile its current GAAP financial reporting with historical (non-GAAP) results from core operations in 2002; management believes that providing this data will enable investors and analysts to compare the Company’s current GAAP results with non-GAAP reporting from prior periods.

Dec 31,
2002

Revenue	$61,021

The following reconciles gross profit to historical proforma gross profit from core operations
Gross profit	$28,286
Add:
Inventory write down and warranty expense	2,893
Impairment of technology related intangible assets (3)	14,333
Amortization of technology related intangible assets (3)	1,647

Proforma gross profit from core operations	$47,159

Gross Margin (3)	46.4%
Proforma gross margin	77.3%
The following reconciles loss from operations to historical proforma operating (loss) profit from core operations
Loss from operations	$(47,504)
Add:
Inventory write down and warranty expense	2,893
Impairment of technology related intangible assets (3)	14,333
Amortization of technology related intangible assets (3)	1,647
Research and development	—
Restructurings	26,233
Impairment of intangible assets (3)	4,807
Amortization of intangible assets (3)	890

Proforma operating (loss) profit from core operations	$3,299

Operating Margin	(77.8)%
Proforma operating margin	5.4%
The following reconciles net (loss) income to historical proforma net (loss) income from core operations
Net loss	$(49,843)
Add:
Inventory write down and warranty expense	2,893
Impairment of technology related intangible assets (3)	14,333
Amortization of technology related intangible assets (3)	1,647
Research and development	—
Restructurings	26,233
Impairment of intangible assets (3)	4,807
Amortization of intangible assets (3)	890
Amortization of convertible debentures deferred financing costs and warrant Accretion	754
Loss from investing activities	12,389
Less: Income tax benefit on reconciling items	12,831

Proforma net (loss) income from core operations	$1,272

Diluted weighted average number of common shares	56,823

Diluted loss per share	$(0.88)

Proforma diluted (loss) earnings per share	$0.02

(3)  Reflect the reclassification of amortization of technology related intangible assets of $1,647 from operating expense to cost of revenue for the three months ended December 31, 2002, and also reflects the reclassification of impairment of intangible assets of $14,333 from operating expense to cost of revenue for the three months ended December 31, 2002.